                                  OMNIBUS AGREEMENT


     THIS OMNIBUS AGREEMENT (the "Agreement") is made effective as of the 31st day of March, 1997 by and among Java Centrale, Inc., a California corporation ("Java"), Edward "Ty" Peabody ("Peabody"), Pacific West Coffee Company, a California corporation ("PWCC") and The Good Food Fast Companies, a Nevada corporation ("GFF") (and collectively, the "Parties").

                                       RECITALS

     WHEREAS, Peabody alleges that Java and/or Paradise Bakery currently has an outstanding obligation to Peabody in connection with services rendered to Java as an independent contractor and/or to Paradise Bakery, Inc. as an employee in the amount of up to $250,000 (the "Peabody Obligations");

     WHEREAS, Java currently has an outstanding three-year secured convertible subordinated note from PWCC, a wholly owned subsidiary of GFF, in the total principal amount of Seven Hundred Fifty Thousand Dollars ($750,000), bearing interest at nine percent (9%) per year (the "Java Note") attached hereto as Exhibit "A" to this Agreement;

     WHEREAS, Java currently holds 233,333 shares of GFF Series A Cumulative Convertible Preferred Stock (the "Preferred Stock") having the rights, preferences, and privileges set forth in the Certificate of Determination attached hereto as Exhibit "B" to this Agreement;

     WHEREAS, GFF desires to assume and Java desires to allow the assumption of the Peabody Obligation in exchange for a reduction in the total principal amount of the Java Note from $750,000 to $500,000 and in consideration to entering into this Agreement;

     WHEREAS, GFF, PWCC and Java want to effect a further partial payoff of the Java Note in the amount of $145,000 evidenced by deemed value of $5,000 in connection with the assumption of Peabody's automobile lease and a thirty day $145,000 promissory note from GFF to Java in the form attached hereto as Exhibit "C";

     WHEREAS, Java has agreed to convert the remaining $350,000 principal balance of the Java Note into 40,000 shares of GFF common stock;

     WHEREAS, Java has agreed to convert its Preferred Stock into 233,333 shares of GFF common stock;

     WHEREAS, Java has agreed to grant GFF an option to buy the cumulative amount of 273,333 shares of GFF common stock back from Java in accordance with the terms of the Stock Option Agreement attached here to as Exhibit F; and

     WHEREAS, all Parties desire to release each and every other Party from all claims related to or resulting from all prior transactions, relationships or undertakings between any two of the Parties.

                                      AGREEMENT

     NOW, THEREFORE, in consideration of the mutual promises, representations and conditions set forth in this Agreement, the Parties to this Agreement mutually hereby agree as follows:

I.   ASSUMPTION OF PEABODY OBLIGATIONS

     1.1 ASSUMPTION. GFF shall assume and Java consents to the assumption of the Peabody Obligation in exchange for a reduction in the total principal amount of the Java Note from $750,000 to $500,000. Accordingly, GFF and Peabody shall, contemporaneously with the execution of this Agreement, enter into that certain Promissory Note (attached hereto as Exhibit "E") wherein GFF will assume the $250,000 Peabody Obligation by way of issuing a $250,000 promissory note to Peabody in exchange for a reduction in the total principal amount of the Java Note from $750,000 to $500,000. Additionally, GFF shall assume any and all obligations pursuant to the Infinity J30 automobile lease or in connection with such automobile, currently the obligation of Paradise Bakery, Inc. and guaranteed by Peabody effective as of March 31, 1997. Paradise Bakery, Inc. is an intended third party beneficiary of this Agreement.

     1.2 SETTLEMENT AGREEMENT AND MUTUAL RELEASES. Java and Peabody shall, contemporaneously with the execution of this Agreement, enter into that certain Settlement Agreement and Mutual Releases (attached hereto as Exhibit "D") whereby Java and Peabody settle all claims among Java, Paradise and Peabody. The Parties acknowledge that the execution and delivery of the Settlement Agreement and Mutual Release is Peabody's sole obligation under this Agreement. Peabody shall have no rights or obligations under the indemnification obligations or releases contained in this Agreement.

II.  PARTIAL PAYOFF OF JAVA NOTE

     2.1 PARTIAL PAYOFF. GFF, PWCC and Java hereby consent to the partial payoff of the Java Note in the amount of $145,000 evidenced by a thirty day promissory note in the same amount from GFF to Java and in the form attached hereto as Exhibit "C" and in the deemed amount of $5,000.00 as a result of the assumption of Peabody's automobile lease.

III. CONVERSION OF BALANCE OF JAVA NOTE

     3.1 CONVERSION. GFF, PWCC AND Java hereby consent to the conversion of the remaining $350,000 principal balance of the Java Note into 40,000 shares of GFF common stock.

     3.2 SURRENDER OF NOTE. Java shall surrender on the Closing Date (as hereinafter defined) the Java Note marked "cancelled."

     3.3 ISSUANCE OF SHARES OF COMMON STOCK. GFF shall issue to Java on the Closing Date (as hereinafter defined) 40,000 shares of GFF common stock, validly issued, fully paid and nonassessable, and free of any liens or encumbrances, other than being subject to the Option (as herein defined). Notwithstanding the foregoing, only Rick Shannon or, in the alternative, Kevin Baker shall have the ability to vote the shares of common stock issued pursuant to this Section 3.3.

IV. CONVERSION OF PREFERRED STOCK

    4.1 CONVERSION. GFF, PWCC and Java hereby consent to the conversion of the Preferred Stock into 233,333 shares of GFF common stock.

    4.2 SURRENDER OF SHARES OF PREFERRED STOCK. Java shall surrender to GFF on the Closing Date (as hereinafter defined) the properly endorsed shares of Preferred Stock.

    4.3 ISSUANCE OF SHARES OF COMMON STOCK. GFF shall issue to Java on the Closing Date (as hereinafter defined) 233,333 shares of GFF common stock, validly issued, fully paid and nonassessable, and free of any liens or encumbrances, other than being subject to the Option (as herein defined). Notwithstanding the foregoing, only Rick Shannon, or in the alternative Kevin Baker, shall have the ability to vote the shares of common stock issued pursuant to this Section 4.3.

V.  OPTION TO PURCHASE GFF COMMON STOCK

    5.1 GRANT OF OPTION. As partial consideration for GFF entering into this Agreement and GFF's assumption of the Peabody Obligation, which consideration is hereby acknowledged, Java hereby grants to GFF an option (the "Option") to purchase all 273,333 of GFF shares of common stock which will be held by Java following the Closing (as hereinafter defined) and in accordance with the form of the Stock Option Agreement attached hereto as Exhibit "F".

VI. CLOSING DATES; DELIVERY

    6.1 CLOSING DATES. The closing on the purchase and sale of GFF's common stock hereunder shall be held at the offices of Jeffers, Wilson & Shaff, LLP located at 18881 Von Karman Avenue, Irvine CA 92612 on or before April 9, 1997 (the "Closing") or at such other time and place upon which the Parties shall agree (the date of the Closing is hereinafter referred to as the "Closing Date").

    6.2 DELIVERY. At the Closing, the following documents will be delivered

              a.) GFF will deliver a promissory note in the amount of $250,000 in the favor of Peabody;

              b.) Java and Peabody will deliver an executed Settlement Agreement and Mutual Releases;

              c.) Java will deliver that certain Convertible Subordinated Note, in the principal amount of $750,000, dated December 1, 1996 and marked as "cancelled";

              d.) GFF will deliver a certificate representing an aggregate 273,333 shares of GFF common stock issued in the name of Java;

              e.) Java will deliver a certificate representing 233,333 shares of preferred stock of GFF, appropriately endorsed to GFF;

              f.) GFF and Java will deliver an executed Stock Option Agreement between Java and GFF; and

              g.) GFF will deliver a promissory note in the amount of $145,000 in the favor of Java.

VII.     REPRESENTATIONS AND WARRANTIES OF JAVA

    Except as set forth herein, Java represents and warrants to the Parties as follows:

    7.1 ORGANIZATION AND STANDING; ARTICLES AND BY-LAWS. Java is a corporation duly organized and existing under, and by virtue of, the laws of the State of California and is in good standing under such laws. Java has the requisite corporate power and authority to own and operate its properties and assets, and to carry on its business as presently conducted and as proposed to be conducted. Java is not presently qualified to do business as a foreign corporation in any jurisdiction, and the failure to be so qualified will not have a materially adverse affect on Java's business as now conducted or as now proposed to be conducted.

    7.2 CORPORATE POWER. Java will have at the Closing Date all requisite legal and corporate power and authority to execute and deliver this Agreement and any agreement thereunder, to convert that certain Convertible Subordinated Note into common stock of GFF, to convert the Preferred Stock into GFF common stock, and to carry out and perform any and all of its obligations under the terms of this Agreement.

    7.3 AUTHORIZATION. All corporate action on the part of Java, its directors and shareholders necessary for the authorization, execution, delivery and performance of this Agreement, and any agreements thereunder, by Java, the authorization of and conversion of that certain Convertible Subordinated Note, and the conversion of the Preferred Stock and the performance of all of Java's obligations hereunder has been taken or will be taken prior to Closing. This Agreement, when executed and delivered by Java, shall constitute a valid and binding obligation of Java, enforceable in accordance with its terms.

    7.4 PURCHASE ENTIRELY FOR OWN ACCOUNT. Java understands that GFF is making this Agreement with Java in reliance upon Java's representation to GFF, which by Java's execution of this Agreement Java hereby confirms, that the common stock to be received by Java hereunder will be acquired for investment for Java'a own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that Java has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, Java further represents that Java does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the shares of common stock. Java represents that it has full power and authority to enter into this Agreement.

    7.5 EXPERIENCE. Java has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to GFF so that Java is capable of evaluating the merits and risks of Java's investment in GFF and has the capacity to protect its own interests.

    7.6 INVESTMENT. Java is acquiring the GFF common stock for investment for Java's own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof. Java understands that the shares of common stock have not been, and will not be, registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among the other things, the bona fide nature of the investment intent and the accuracy of such Investor's representations as expressed herein.

    7.7 RESTRICTED SECURITIES. Java understands that the shares of common stock it is acquiring are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from GFF in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Act, only in certain limited circumstances. In this connection, Java represents that it is familiar with SEC Rule 144, as now in effect, and understands the resale limitations imposed thereby and by the Act.

    7.8 TRANSFER RESTRICTIONS. Java understands that the shares of Common Stock that it is acquiring are subject to GFF's option to purchase (see Exhibit "F") and are subject to a First Refusal Right as described hereunder:

              a.) RESTRICTION ON TRANSFER. Java shall not transfer, assign, encumber, or otherwise dispose of any of the shares of GFF's common stock to be transferred under this Agreement (the "Shares") in contravention of the GFF's First Refusal Right under this Section 7.8.

              b.) GRANT. The GFF is hereby granted the right of first refusal (the "First Refusal Right"), exercisable in connection with any proposed sale or other transfer of the Shares purchased by the Java pursuant to this Agreement. For purposes of the Section 7.8, the term "transfer" shall include any assignment, pledge, encumbrance or other disposition for value of the Shares intended to be made by Java.

              c.) NOTICE OF INTENDED DISPOSITION. In the event the Java desires to accept a bona fide third-party offer for any or all of the Shares (the shares subject to such offer to be hereinafter called, solely for the purposes of the Section, the "Target Shares"), Java shall promptly
    (i) deliver to the Secretary of the GFF written notice (the "Disposition Notice") of the offer and the basic terms and conditions thereof, including the proposed purchase price, and (ii) provide satisfactory proof that the disposition of the Target Shares to the third-party offeror would not be in contravention of the provisions set forth elsewhere in this Agreement.

              d.) EXERCISE OF RIGHT. GFF (or its assignees) shall, for a period of thirty (30) days following receipt of the Disposition Notice, have the right to repurchase not less than all of the Target Shares specified in the Disposition Notice upon substantially the same terms and conditions specified therein. Such right shall be exercisable by written notice (the "Exercise Notice") delivered to Java prior to the expiration of the thirty (30) day exercise period. If such right is exercised with respect to all the Target Shares specified in the Disposition notice, the GFF (or its assignees) shall effect the repurchase of the Target Shares, including payment of the purchase price, not more than five (5) business days after delivery of the Exercise Notice; and at such time Java shall deliver to GFF the certificates representing the Target Shares to be repurchased, each certificate to be properly endorsed for transfer.

    Should the purchase price specified in the Disposition Notice be payable in property other than cash or evidences of indebtedness, GFF (or its assignees) shall have the right to pay the purchase price in the form of cash equal in amount to the value of such property. If Java and GFF (or its assignees) cannot agree on such cash value within ten (10) days after GFF's receipt of the Disposition Notice, the valuation shall be made by an appraiser of recognized standing selected by Java and GFF (or its assignees), or, if they cannot agree on an appraiser within twenty (20) days after GFF's receipt of the Disposition Notice, each shall select an appraiser of recognized standing and the two appraisers shall designate a third appraiser of recognized standing, whose appraisal shall be determinative of such value. The cost of such appraisal shall be shared equally by Java and GFF. The closing shall then be held on the latter of
    (i) the fifth business day following delivery of the Exercise Notice or
    (ii) the 15th day after such valuation shall have been made.

              e.) NON-EXERCISE OF RIGHT. In the event the Exercise Notice is not given to Java within thirty (30) days following the date of GFF's receipt of the Disposition Notice, Java shall have a period of thirty (30) days thereafter, in which sell or otherwise dispose of the Target Shares upon terms and conditions (including the purchase price) no more favorable to the third-party purchase than those specified in the Disposition Notice; provided, however, that any such sale or disposition must not be effected in contravention of the provisions contained elsewhere in this Agreement. The third-party purchaser shall acquire the Target Shares free and clear of all terms and provisions of the Agreement (including GFF's First Refusal Right hereunder). In the event Java does not sell or otherwise dispose of the Target Shares within the specified thirty (30) day period, GFF's First Refusal Right shall continue to be applicable to any subsequent disposition of the Target Shares by Java until such right lapses in accordance with
    Section 7.8.

              f.) RECAPITALIZATION. In the event of any stock dividend, stock split, recapitalization or other transaction affecting GFF's outstanding common stock as a class effected without receipt of consideration, then any new, substituted or additional securities or other property which is by reason of such transaction distributed with respect to the Shares shall be immediately subject to GFF's First Refusal Right hereunder, but only to the extent the Shares are at a time covered by such right.

          g.) LAPSE. The First Refusal Right under this Section 7.8 shall lapse and cease to have effect upon the earliest of the following to occur (i) a corporate transaction, (ii) the first date on which shares of GFF's common stock are held of record by more than five hundred (500) persons, (ii) a determination is made by GFF's Board of Directors that a public market exists for the outstanding shares of GFF's Common Stock or (iii) a firm commitment underwritten public offering pursuant to an effective registration statement under the 1933 Act, covering the offer and sale of GFF's common stock in the aggregate amount of at least $7,500,000.

          h.) CORPORATE TRANSACTION. For purposes of this Section 7.8, a "Corporate Transaction shall mean:

               (i) a merger or acquisition in which GFF is not the surviving entity, except for a transaction the principal purpose of which is to change the State in which GFF is incorporated; or

               (ii) the sale, transfer or other disposition of all or substantially all of the assets of GFF.

          i.) RECORD OWNER. GFF shall not be required (i) to transfer on its books any Shares that have been sold or transferred in violation of the provisions of Section 7.8 or (ii) to treat as the owner of the Shares, or otherwise to accord voting or dividend rights to, any transferee to whom the Shares have been transferred in contravention of this Agreement.

     7.9 LEGENDS. It is understood that the certificates evidencing the GFF common stock may bear one or more of the following legends:

          (a)  THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT
     BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (THE "ACT") OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES ("STATE ACTS"). THE SECURITIES EVIDENCED BY THIS CERTIFICATE MAY NOT BE OFFERED, SOLD OR TRANSFERRED FOR VALUE DIRECTLY OR INDIRECTLY, IN THE ABSENCE OF SUCH REGISTRATION UNDER THE ACT AND QUALIFICATION UNDER APPLICABLE STATE ACTS, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND QUALIFICATION UNDER APPLICABLE STATE ACTS, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE REASONABLE SATISFACTION OF GFF;

          (b)  THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE
     SOLD, ASSIGNED, TRANSFERRED, ENCUMBERED OR IN ANY MANNER DISPOSED OF, EXCEPT IN COMPLIANCE WITH THE TERMS OF THE WRITTEN AGREEMENTS BETWEEN THE COMPANY AND THE REGISTERED

     HOLDER OF THE SHARES (OR THE PREDECESSOR IN INTEREST TO THE
     SHARES). SUCH AGREEMENTS GRANT AN OPTION TO PURCHASE AND A RIGHT OF FIRST REFUSAL TO THE COMPANY PURSUANT TO THE TERMS OF SUCH AGREEMENTS. THE SECRETARY OF THE COMPANY WILL UPON WRITTEN REQUEST FURNISH A COPY OF SUCH AGREEMENTS TO THE HOLDER HEREOF WITHOUT CHARGE; and

          (c) ANY LEGEND REQUIRED BY THE LAWS OF ANY STATE, INCLUDING ANY LEGEND REQUIRED BY THE CALIFORNIA DEPARTMENT OF CORPORATIONS AND SECTIONS 417 AND 418 OF THE CALIFORNIA CORPORATIONS CODE.

     7.10 ACCESS TO DATE. Java has had an opportunity to discuss GFF's business, management and financial affairs with the GFF's management and has had the opportunity to review any and all relevant GFF's documents and records related thereto. Java has also had an opportunity to ask questions of officers of the GFF, which questions were answered to its satisfaction. Java understands that such discussion, as well as any written information issued by the GFF, were intended to describe certain aspects of GFF's business and prospects but were not a thorough or exhaustive description.

VIII. REPRESENTATIONS AND WARRANTIES OF GFF

      Except as set forth herein, GFF represents and warrants to the Parties as follows:

      8.1 ORGANIZATION AND STANDING: ARTICLES AND BY-LAWS. GFF is a corporation duly organized and existing under, and by virtue of, the laws of the State of Nevada and is in good standing under such laws. GFF has the requisite corporate power and authority to own and operate its properties and assets, and to carry on its business as presently conducted and as proposed to be conducted. GFF is presently qualified to do business as a foreign corporation in California but is not so qualified in any other jurisdiction, and the failure to be so qualified will not have a materially adverse affect of GFF's business as now conducted or as now proposed to be conducted.

      8.2 CORPORATE POWER. GFF will have at the Closing Date all requisite legal and corporate power and authority to execute and deliver this Agreement and any agreement thereunder, to convert that certain Convertible
Subordinated Note into common stock of GFF, to convert the Preferred Stock into GFF common stock, and to carry out and perform any and all of its obligations under the terms of this Agreement.

      8.3 AUTHORIZATION. All corporate action on the part of GFF, its directors and shareholders necessary for the authorization, execution, delivery and performance of this Agreement, and any agreements thereunder, by GFF, the authorization of and conversion of that certain Convertible Subordinated Note, and the conversion of the Preferred Stock and the performance of all of GFF's obligations hereunder has been taken or will be taken prior to Closing. This Agreement, when executed and delivered by GFF, shall constitute a valid and binding obligation of GFF, enforceable in accordance with its terms.

          a.) each of the representations and warranties of the other Parties set forth above shall be true and correct in all material respects at and as of the Closing Date;

          b.) Java shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

          c.) no Adverse Consequence shall be pending or threatened, wherein an unfavorable determination would (i) prevent consummation of any of the transactions contemplated by this Agreement or (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation;

          d.) valid written and binding acceptance and approval of this Agreement and the transactions contemplated thereunder by the governing body of Java, GFF, and PWCC; and

XIII.  INDEMNIFICATION

     13.1 OBLIGATION OF THE PARTIES TO INDEMNIFY. The Parties hereby indemnify and hold harmless each of the other Parties and their directors, officers, employees, subsidiaries (including Paradise) and agents, if any, in respect of any and all Adverse Consequences incurred by any of the other Parties in connection with each and all of the following:

          a.) Any misrepresentation or breach of any warranty made by the other respective Party or Parties in this Agreement or in any Schedule, Exhibit, or other document attached hereto or delivered to any of the Parties or any officer or agent of each of the Parties in connection with the transactions contemplated hereby.

          b.) The breach of any covenant, agreement, or obligation of any of the Parties contained in this Agreement or any Schedule or Exhibit hereto or any other instrument specifically contemplated by this Agreement.

          c.) Any misrepresentation in or omission from any list, Schedule, Exhibit, certificate or other instrument required to be furnished or specifically contemplated to have been furnished pursuant to this Agreement to any other Party or its authorized representatives.

     13.2 METHOD OF ASSERTING CLAIMS FOR INDEMNIFICATION. Whenever any claims shall arise for indemnification hereunder, the party seeking indemnification (the "Indemnitee") shall promptly notify the other party (the "Indemnitor") of the claim and, when known, the facts constituting the basis for such claim. If any claim for indemnification hereunder results from or is in connection with any claim or Adverse Consequence by a person who is not a party to this Agreement (the "Third-Party Claim"), such notice shall also specify, if known, the amount or an estimate of the amount of the liability arising therefrom. The Indemnitee shall give the other party prompt notice of any such claim and the Indemnitor shall undertake the defense thereof by representatives of its own choosing, reasonably satisfactory to the Indemnitee, at the expense of the Indemnitor. The Indemnitee shall have the right to participate in any such defense of a Third-Party Claim with advisory counsel of its own choosing, at its own expense. If the Indemnitor fails to defend within a reasonable time after notice of any such Third-Party Claim, the Indemnitee or any subsidiary or affiliate of the indemnitee shall have the right to undertake the defense, compromise, or settlement of such Third-Party Claim on behalf and for the account of the Indemnitor, at the Indemnitor's expense and risk. The Indemnitor shall not, without the Indemnitee's written consent, settle or compromise any such Third Party Claim or consent to entry of any judgment that does not include, as an unconditional term thereof, the giving by the claimant or the plaintiff to Indemnitee of an unconditional release from all liability in respect of such Third-Party Claim. Notwithstanding any provision herein to the contrary, failure of Indemnitee to give any notice required by this Section shall not constitute a waiver of Indemnitee's right to indemnification or a defense to any claim by Indemnitee hereunder.

     13.3 MEANS OF INDEMNIFICATION. All indemnification hereunder shall be effected upon demand as follows by prompt payment of cash, delivery of a cashier's check or wire transfer in the amount of the indemnification liability.

     13.4 SURVIVAL OF RIGHTS TO INDEMNIFICATION. The indemnities contained herein shall survive the Closing for a period of one (1) year after the Closing Date.

XIV.  SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

     14.1 SURVIVAL. All of the representations and warranties of the respective parties contained in this Agreement shall survive the Closing for a period of one (1) year after the Closing Date.

XV.  RELEASE.

     15.1 RELEASE. Upon completion of the Closing, GFF and PWCC, for themselves, their legal successors and assigns, their agents, officers, employees, directors, attorneys, subsidiaries, affiliates, heirs, executors, administrators, personal representatives, members and each of them, do hereby, absolutely, fully and forever release and discharge Java, its legal successors and assigns, its agents, officers, employees, directors, attorneys, subsidiaries (including but not limited to Paradise), affiliates, heirs, executors, administrators, personal representatives, members and each of them, from any and all manner of action or actions, cause or causes of action, suits, debts, liabilities, demands, sums of money in controversy, damages, accounts, reckonings, and liens of every kind or nature whatsoever, whether known, suspected, or unsuspected which GFF and/or PWCC shall or may have, own or hold, which they at any time heretofore had, owned or held, or may hereafter own, or hold, based on anything occurring before the date of this Agreement, including but not limited to, claims in connection with that certain Asset Purchase Agreement and the related documents entered into by and among GFF, PWCC and Java on or about December 1, 1996 and/or GFF's relationship with Peabody (collectively the "GFF/PWCC Claim" or "GFF/PWCC Claims"). GFF/PWCC Claims shall not include any claim for a misrepresentation or a breach of a convent or warranty under the terms of this Agreement.

     Upon completion of the Closing, Java, for themselves, their legal successors and assigns, their agents, officers, employees, directors, attorneys, subsidiaries, affiliates, heirs, executors, administrators, personal representatives, members and each of them, do hereby, absolutely, fully and forever release and discharge GFF and PWCC, its legal successors and assigns, its agents, officers, employees, directors, attorneys, subsidiaries (including but not limited to Paradise), affiliates, heirs, executors, administrators, personal representatives, members and each of them, from any and all manner of action or actions, cause or causes of action, suits, debts, liabilities, demands, sums of money in controversy, damages, accounts, reckonings, and liens of every kind or nature whatsoever, whether known, suspected, or unsuspected which Java shall or may have, own or hold, which they at any time heretofore had, owned or held, or may hereafter own, or hold based on anything occurring before the date of this Agreement, including, but not limited to, claims in connection with that certain Asset Purchase Agreement and the related documents entered into by and among GFF, PWCC and Java on or about December ___, 1996 and/or GFF's relationship with Peabody (collectively the "Java Claim" or "Java Claims"). Java Claims shall not include any claim for a misrepresentation or a breach of a covenant or warranty under the terms of this Agreement.

     GFF, PWCC and Java each acknowledge that they have been informed by their respective attorneys and advisors of, and each is familiar with, Section 1542 of the CIVIL CODE of the State of California, which provides as follows:

          "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING A RELEASE WHICH IF KNOWN TO HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

     GFF, PWCC and Java do hereby waive and relinquish all rights and benefits each has or may have under Section 1542 of the CIVIL CODE of the State of California, to the fullest extent that each may lawfully waive such rights and benefits pertaining to the subject matter of this AGREEMENT.

     GFF, PWCC and Java understand and acknowledge that they may discover facts different from, or in addition to, those facts which each such party now knows or believes to be true, and agrees that this Release shall be and remain effective in all respects notwithstanding any such subsequent discovery of different and/or additional facts. GFF, PWCC and Java acknowledge that it has undertaken its own independent investigation of all the facts relating to GFF/PWCC claims and/or the Java Claims and in entering this Agreement is not relying on any representation, warranty or statement of any other Party except as expressly set forth herein. GFF, PWCC and Java each acknowledge that this waiver is an essential and material term of this Agreement, without which the consideration set forth herein would not have been so delivered.

XVI. MISCELLANEOUS

     16.1 SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the Parties (including transferees of any of the Shares issued hereunder). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

     16.2 GOVERNING LAW. This Agreement shall be governed by and construed under the internal laws of the State of California.

     16.3 TIDES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

     16.4 NOTICES. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or on three (3) days after the date of deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the Party to be notified at the address indicated for such Party indicated below, or at such other address as such Party may designate by ten (10) days' advance written notice to the other Parties.

               (A)  If to GFF or PWCC, to:
                    The Good Food Fast Companies
                    c/o Pacific Culinary Capital
                    1280 Bison Street, Suite B9-243
                    Newport Beach, CA 92660
                    Attn.: Christopher A. Wheeler, President
                    Telephone Number: (714) 444-4939
                    Telecopier Number: (714) 444-4952

                    With a courtesy copy to:

                    Barry Falk, Esq.
                    Jeffers, Wilson & Shaff, LLP
                    18881 Von Karman Avenue, Suite 1400
                    Irvine, CA 92612
                    Telephone Number: (714) 660-7700
                    Telecopier Number: (714) 660-7799

               (B)  If to Java, to:

                    Java Centrale, Inc.
                    1610 Arden Way, Suite 145
                    Sacramento, CA 95815
                    Attn.: Steven J. Orlando
                    Telephone Number: (916) 568-2310
                    Telecopier Number: (916) 568-6446

           (C)  If to Peabody, to:
                Edward "Ty" Peabody
                C/O Christopher Wheeler
                151 Kalmus Drive, Suite E-200
                Costa Mesa, CA 92626
                Telephone Number:  (714) 444-3301
                Telecopier Number: (714) 444-3310


     16.5 AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the parties hereto. Any amendment or waiver effected in accordance with this paragraph shall be binding upon parties hereto and their successors, assigns and transferees.

     16.6 SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

     16.7 COMPLETE AGREEMENT. This Agreement, together with the agreements and documents referred to herein, constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings by and between the Parties.

     16.8 ATTORNEYS' FEES. Should any litigation or arbitration be commenced between the parties hereto or their personal representatives concerning any provision of this Agreement or the rights and duties of any person in relation thereto, the party prevailing in such litigation or arbitration shall be entitled, in addition to such other relief as may be granted, to a reasonable sum as and for its or their attorneys' fees in such litigation or arbitration which shall be determined by the court or arbitration board.

     16.9 ARBITRATION. Any matter or disagreement arising under this Agreement shall be submitted in Orange County, California for decision to a panel of three neutral arbitrators with expertise in the subject matter to be arbitrated. One arbitrator will be selected by each party and the two arbitrators so selected shall select the third arbitrator. The arbitration shall be conducted in accordance with the rules of the American Arbitration Association. The decision and award rendered by the arbitrators shall be final and binding. Judgment upon the award may be entered in any court having jurisdiction thereof. Any arbitration shall be held in Orange County, California, or such other place which may be mutually agreed upon by the parties.

     16.10 CORPORATE APPROVALS. The Parties represent and warrant that the execution of this Agreement by its applicable corporate officer named below has been duly authorized by their applicable Board of Directors, is not in conflict with any Bylaw or other agreement and will be a binding obligation of the Parties, enforceable in accordance with its terms.

     16.11 COUNTERPARTS. This Agreement may be executed in counterparts, including electronically transmitted counterparts, each of which shall be enforceable against the Party actually executing such counterpart, and all of which together shall constitute one instrument.

     IN WITNESS WHEREOF, the parties have executed this Omnibus Agreement dated March 31, 1997.

"Java"                     JAVA CENTRALE, INC.
                           a California corporation


                           By: /s/ Gary Nelson
                              --------------------------------------------
                               Gary Nelson, President


                           By:/s/ Stephen J. Orlando
                              --------------------------------------------
                               Stephen J. Orlando, Chief Financial Officer



"GFF"                      THE GOOD FOOD FAST COMPANIES,
                           a Nevada corporation


                           By:--------------------------------------------
                               J. Brian Amster, Chairman of the Board


                           By: /s/ Christopher A. Wheeler
                              --------------------------------------------
                               Christopher A. Wheeler, President


"PWCC"                     PACIFIC WEST COFFEE COMPANY,
                           a California corporation


                           By:--------------------------------------------
                               J. Brian Amster, Chairman of the Board


                           By: /s/ Christopher A. Wheeler
                              --------------------------------------------
                               Christopher A. Wheeler, President



"Peabody"                  By: /s/ Edward Ty Peabody
                              --------------------------------------------
                               Edward "Ty" Peabody